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                                                                    Exhibit 3.39


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                         TOWN & COUNTRY HOMECARE, INC.


      Town & Country Homecare, Inc., (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      1. The name of the corporation is Town & Country Homecare, Inc.

      2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

      FIRST: The name of the Corporation is IASIS Holdco of Florida, Inc. (hereinafter the "Corporation").

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



Executed on this 23rd day of February, 2001.


                                        /s/ Karen H. Abbott
                                        ---------------------------------------
                                        Karen H. Abbott, Assistant Secretary





   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/30/2001
  010158829 - 3115469